                                                                      EXHIBIT VI



NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF IN THE UNITED STATES EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY APPLICABLE STATE SECURITIES LAWS AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

VOID AFTER 5:00 P.M., NEW YORK, NEW YORK TIME, September 26, 2003



                ************************************************

                                     WARRANT
                                       to
                              PURCHASE COMMON STOCK
                                       of
                           GEOTEK COMMUNICATIONS, INC.

                ************************************************


        This certifies that, for good and valuable consideration, Geotek Communications, Inc., a Delaware corporation (the "Company"), grants to Hughes Network Systems, Inc., a Delaware corporation, or permitted assigns (the "Warrantholder" or "Warrantholders"), the right to subscribe for and purchase from the Company, at a purchase price of $_______ per share (the "Exercise Price"), at any time and from time to time after the Initial Exercise Date (as defined below), and to and including 5:00 P.M. New York City time on September 26, 2003 (the "Expiration Date"), One Million (1,000,000) shares, as such number of shares may be adjusted from time to time (the "Warrant Shares"), of the Company's Common Stock, par value $.01 per share (the "Common Stock"), subject to the provisions and upon the terms and conditions herein setforth. The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as provided in Section l.5(c) and Section 6. The Initial Exercise Date shall be the earlier of (x) September 27, 1997 and (y) a Change of Control (as defined in the Indenture dated as of June 30, 1995 by and between the Company and IBJ Schroder Bank & Trust Company, as trustee, as in effect on the date hereof).

        This Warrant has been issued as part of a duly authorized issue of warrants expiring September 26, 2003 (which warrants are hereinafter referred to collectively as the "Warrants") pursuant to that certain Vendor Credit Financing Agreement made as of the 27th day of September,

1996 (the "Credit Agreement") by and among Geotek Financing Corporation ("Finance Corporation"), the Company and Hughes Network Systems, Inc. ("HNS").

        SECTION 1. EXERCISE OF WARRANT; LIMITATION ON EXERCISE; PAYMENT OF
TAXES.

        1.1 Exercise of Warrant.

               (a) Subject to the limitations set forth in Section 1.2 hereof, the Warrantholder may exercise this Warrant, in whole or in part at any time and from time to time on or after the Initial Exercise Date, by presentation and surrender of this Warrant to the Company at its principal executive offices or at the office of its stock transfer agent, if any, with the Subscription Form annexed hereto duly executed and payment of the full Exercise Price for each Warrant Share to be purchased in accordance with Section 1.3 hereof.

               (b) Upon receipt of this Warrant, with the Subscription Form duly executed and payment of the aggregate Exercise Price in accordance with Section
1.3 hereof for the Warrant Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised (adjusted to reflect the effect of the antidilution provisions contained in Section 6 hereof, if any, and as provided in Sections 5 and 8.8 hereof) in such denominations as are requested for delivery to the Warrantholder, and the Company shall thereupon promptly deliver such certificates to the Warrantholder. The stock certificates so delivered shall be in such denominations as may be specified by the Warrantholder and shall be issued in the name of the Warrantholder or, if permitted by Section 5 and in accordance with the provisions thereof, such other name as shall be designated in the Subscription Form. The Warrantholder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Warrantholder. If at the time this Warrant is exercised, a registration statement is not in effect to register under the Securities Act the issuance of the Warrant Shares upon exercise of this Warrant, the Company may require the Warrantholder to make such customary representations and deliver such customary opinions of counsel, and may place such customary legends on certificates representing the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Warrant Shares to be issued without such registration.

               (c) If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificates for the Warrant Shares, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments or payments shall be made on or in respect of Warrant Shares issuable on the exercise of this Warrant for any regular cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

        1.2 Limitation on Exercise of Warrants and Sales of Warrant Shares.

               (a) If this Warrant is not exercised prior to 5:00 p.m. on the Expiration Date (or the next succeeding Business Day, if the Expiration Date is a Saturday, Sunday or a day on which the New York Stock Exchange is authorized to close or on which the Company is otherwise closed for business (a "Nonbusiness Day")), this Warrant, or any new Warrant issued pursuant to Section 1.1, shall cease to be exercisable and shall become void and all rights of the Warrantholder hereunder shall cease. This Warrant shall not be exercisable and no Warrant Shares shall be issued hereunder prior to 9:00 a.m. New York City time on the Initial Exercise Date.

               (b) Notwithstanding anything herein to the contrary, no Warrantholder, without the Company's prior written consent, shall be entitled to sell or otherwise transfer (other than sales or transfers between Warrantholder and one or more of its affiliates (as defined in Rule 501 under the Securities
Act) or between its affiliates) greater than 10,000 Warrant Shares on any trading day occurring prior to October 1, 1996 or greater than the Maximum Sales Amount (as defined below) on any trading day occurring on or after October 1, 1996. All sales and transfers by Warrantholder and its affiliates on a trading day shall be aggregated for purposes of determining whether Warrantholder has complied with this Section. For purposes of this Section 1.2(b), the "Maximum Sales Amount" shall mean the greater of (x) a number of shares of Common Stock with an aggregate market value (based on the Quoted Price (as defined herein) of the Common Stock on the trading day immediately preceding the sale or transfer for which the determination is being made) equal to $500,000 and (y) such number of shares which is equal to 5% of the average daily trading volume of the Company's Common Stock on the primary interdealer quotation system or national securities exchange on which the Common Stock is traded for the thirty (30) trading day period immediately preceding the date of sale or transfer.

               (c) For so long as HNS or any of its affiliates own any Warrants or Warrant Shares, neither HNS nor any of its affiliates may sell on any day more shares of the Company's Common Stock than HNS and its affiliates (other than HNS Retirement Plans (as defined below)) own on such day (including shares in respect of which it has or will properly exercise its exercise rights under the Warrants on such day). Nothing in this Section 1.2(c) shall restrict (i) the ability of HNS or any of its affiliates to sell, assign or otherwise transfer this Warrant in accordance with the terms, and subject to the limitations, contained herein or (ii) the ability of any pension or other retirement plan (other than a pension or retirement plan which owns Warrants or Warrant Shares) for the primary benefit of employees or former employees of HNS and its affiliates (each such plan is referred to herein as an "HNS Retirement Plan") from engaging in any trading activity with respect to the Company's Common Stock.

        1.3 Payment of Exercise Price. Payment of the Exercise Price pursuant to
Section 1.1 (a) shall be made to the Company no later than the fourth trading day following delivery of the Subscription Form with respect to such exercise by one of the following methods (at the option of the Warrantholder): (a) in cash;
(b) by certified or official bank check payable in United States dollars to the order of the Company; (c) by wire transfer of same day funds in accordance with the

Company's written wiring instructions; (d) by applying all or any portion of the Obligations under the Credit Agreement that are then past due and payable under the Credit Agreement against the Exercise Price; or (e) by any combination of the foregoing. Any portion of the Exercise Price paid by the Warrantholder in the manner set forth in clause (d) of this Section 1.3 shall be in complete satisfaction of Finance Corporation's and the Company's obligations to pay such amount under the Credit Agreement.

        1.4 Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect to any transfer involved in the issuance and delivery of any certificates for Warrant Shares in a name other than that of the then Warrantholder as reflected upon the books of the Company.

        1.5 Mandatory Exercise.

               (a) From and after September 27, 2000, the Company may, in its sole discretion, require the exercise of all or any portion of this Warrant following a Mandatory Exercise Calculation Period in accordance with the Mandatory Exercise Procedures (as defined in Section 1.5(b) below). "Mandatory Exercise Calculation Period" shall be any period during which for ten (10) consecutive trading days after September 27, 2000, the Closing Price (as defined below) of the Common Stock equaled or exceeded the Mandatory Exercise Price. The initial Mandatory Exercise Price shall be equal to $12.9375. The Mandatory Exercise Price shall be subject to equitable adjustment in accordance with the antidilution provisions set forth in Section 6(a) to the same extent as the Exercise Price is subject to adjustment. At any time during the ten (10) business day period immediately following the conclusion of a Mandatory Exercise Calculation Period, the Company may mail to the holder of this Warrant at its last address reflected on the Company's books and records (and in the case of HNS, with copies of such notice sent by certified or registered mail, postage prepaid and return receipt requested, to each of the General Counsel and the Chief Financial Officer of HNS at 11717 Exploration Lane, Germantown, Maryland 20876 and to the Treasurer of Hughes Electronics Corporation at 7200 Hughes Terrace, Los Angeles, California 90045) a notice ( a "Mandatory Exercise Notice") notifying such holder that the Company has exercised its right pursuant to this Section 1.5 and that the Holder is subject to the Mandatory Exercise Procedures set forth in Section 1.5(b). Such notice shall set forth (i) the last date by which the Warrantholder must have initiated the Mandatory Exercise Procedures, (ii) the aggregate number of shares of Common Stock issuable upon exercise of this Warrant which are subject to Mandatory Exercise Procedures and
(iii) any restrictions on the number of shares of Common Stock which the Warrantholder may sell pursuant to the Mandatory Exercise Procedures (the "Volume Limitations"). Notwithstanding the foregoing, this Warrant shall not be subject to mandatory exercise pursuant to this Section 1.5 at any time that the issuance of the Warrant Shares upon exercise of the Warrant or the resale of such is not registered under the Securities Act. As used in this Agreement, "Closing Price" shall mean the last reported sales price of the Common Stock on any national securities exchange on which the Common Stock is listed which shall be for consolidated trading if applicable to such exchange, or if not so listed, the last reported bid price of the Common Stock, as reported on the NASDAQ Stock Market or on the principal securities market on which the Common Stock is then being traded.

               (b) As used in this Section 1.5, "Mandatory Exercise Procedures" shall consist of the following:

                      (i) Within five (5) business days after receiving a Mandatory Exercise Notice, the Warrantholder shall deliver a standing order to a nationally recognized brokerage firm to use its reasonable best efforts to sell, in an orderly manner and subject to the Volume Limitations and the restrictions contained in Section 1.2 hereof, such number of shares of Common Stock that such brokerage firm can sell at a price at or above the Mandatory Exercise Price. The Warrantholder shall not revoke or otherwise modify such standing order other than as contemplated by subparagraph (iii) of these Mandatory Exercise Procedures or otherwise with the written consent of the Company and shall deliver to the Company (when delivered to the brokerage firm) copies of all correspondence to the brokerage firm which relates to such standing order.

                      (ii) Within four (4) trading days after any sale by the Warrantholder of any shares of Common Stock pursuant to these Mandatory Exercise Procedures, the Warrantholder shall exercise this Warrant to purchase the full number of shares so sold.

                      (iii) In the event the Company shall modify or impose any new Volume Limitations or increase the Maximum Sales Amount with respect to any Mandatory Exercise Procedures then in effect, such modified or new Volume Limitations and/or Mandatory Sales Amount shall become effective on the third trading day following the Company's written notice to the Warrantholder of such modified or new Volume Limitations and/or Mandatory Sales Amount. The Warrantholder shall promptly (but in no event later than one (1) trading day prior to the effective date of such new criteria) notify the brokerage firm implementing the Mandatory Exercise Procedures of the new or modified Volume Limitations and/or Mandatory Sales Amount and shall deliver a copy of such notification to the Company.

               (c) In the event the holder of this Warrant (i) fails to implement the Mandatory Exercise Procedures within the time frames set forth therein (including, without limitation, any failure by the brokerage firm referenced in Section 1.5(b)(i) hereof to utilize its reasonable best efforts to sell, in an orderly manner, the maximum number of Shares it is authorized to sell under such Mandatory Exercise Procedures) or fails to exercise this Warrant in accordance with such procedures and (ii) fails to fully cure all such failures during the thirty (30) day period (the "Maximum Exercise Cure Period") following the date upon which such holder receives notice from the Company of its failure to exercise any portion of this Warrant pursuant to the Mandatory Exercise Procedures, then, effective on the first day following the Maximum Exercise Cure Period and continuing until such time as such holder shall fully cure all such failures which have occurred through the date of such cure (the "Cure Date"), the Exercise Price with respect to each Warrant Share (a "Default Share") which would have been purchased upon exercise of this Warrant in accordance with the Mandatory Exercise Procedures through the Cure Date shall be equal to the

Mandatory Default Exercise Price. The Mandatory Default Exercise Price shall initially equal one hundred and ten percent (110%) of the Exercise Price then in effect and shall increase, on a daily basis, at a rate of ten percent (10%) of the Exercise Price in effect at the time of the Mandatory Exercise Notice per month until the Cure Date. In the event the Cure Date does not occur within five
(5) months after the expiration of the Mandatory Exercise Cure Period, the Company, in addition to all other remedies available to it at law or in equity, may terminate this Warrant effective on the Mandatory Exercise Date.

               (d) In no event shall any Mandatory Exercise Procedures (including, without limitation, any Volume Limitations set forth therein) limit the Warrantholder's ability to exercise this Warrant or sell Warrant Shares in accordance with and subject to the limitations contained elsewhere in this Warrant (including, without limitation, Section 1.2 hereof). For the avoidance of doubt, any Volume Limitations established by the Company as part of the Mandatory Exercise Procedures shall not limit the Warrantholder's ability to elect to sell up to the Maximum Sales Amount as contemplated by Section 1.2 hereof even if such Maximum Sales Amount is greater than any such Volume Limitations.

        SECTION 2. RESERVATION AND LISTING OF SHARES, ETC.

               All Warrant Shares which are issued upon the exercise of the rights represented by this Warrant shall, upon issuance and payment of the Exercise Price, be validly issued, fully paid and nonassessable without any preemptive rights, and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof other than taxes in respect of any transfer occurring contemporaneously with such issue. During the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved, and keep available and free from preemptive rights, and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, in addition to such other remedies as shall be available to a Warrantholder, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. In addition, prior to the issuance of any Warrant Shares, the Company shall at its expense procure the listing of the Warrant Shares (or any other issues of capital stock issuable upon the exercise of this Warrant if such other class of capital stock is then so listed) which shall be issued upon exercise of this Warrant (subject to official notice of issuance) as then may be required on all stock exchanges or interdealer quotation systems on which the Common Stock is then listed and shall maintain such listing if and so long as any shares of the same class shall be listed on such stock exchanges or interdealer quotation systems. The Company shall, from time to time, take all such action as may be required to assure that the par value per share of the Warrant Shares is at all times equal to or less than the then effective Exercise Price.

        SECTION 3. EXCHANGE, LOSS OR DESTRUCTION OF WARRANT.

               If permitted by Section 5 and in accordance with the provisions thereof, upon surrender of this Warrant to the Company with a duly executed instrument of assignment and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant of like tenor in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used herein includes any Warrants issued in substitution or exchange of this Warrant.


        SECTION 4. OWNERSHIP OF WARRANT: CERTAIN RIGHTS OF WARRANTHOLDERS.

               (a) The Company may deem and treat the Person (as defined in Section 7.1 hereof) in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in subsection 1.1, Section 3 or Section 5.

               (b) Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or its transferees the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company. The Company shall give notice to the Warrantholder by registered mail if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

                      (i) the Company shall authorize the payment of any dividend payable in any securities upon shares of Common Stock or authorize the making of any distribution (other than a regular cash dividend paid out of net profits legally available therefor) to all holders of Common Stock;

                      (ii) the Company shall authorize the issuance to all holders of Common Stock of any additional shares of Common Stock or securities that are convertible into or exercisable for shares of Common Stock ("Common Stock Equivalents") or of rights, options or warrants to subscribe for or purchase Common Stock or Common Stock Equivalents or of any other subscription rights, options or warrants;

                      (iii) a dissolution, liquidation or winding up of the Company; or

                      (iv) a capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety or a tender offer or exchange offer for shares of Common Stock.

               Such giving of notice shall be initiated at least 20 days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the stockholders entitled to such dividend, distribution, issuance or subscription rights, or for the determination of the stockholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up or to participate in such tender or exchange offer. Such notice shall specify (A) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (B) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock or any securities convertible into or exchangeable for Common Stock, or (C) the date on which any such reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up are to be determined. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution, issuance or subscription rights, or proposed merger, consolidation, sale, conveyance, tender offer, exchange offer, dissolution, liquidation or winding up.


        SECTION 5. SPLIT-UP, COMBINATION, EXCHANGE AND TRANSFER OF WARRANTS.

               (a) Subject to the provisions of Section 5(b), this Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms to purchase a like aggregate number of Warrant Shares. If the Warrantholder desires to split up, combine or exchange this Warrant, he, she or it shall make such request in writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrants to be so split up, combined or exchanged. Upon any such surrender for a split up, combination or exchange, the Company shall execute and deliver to the Person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split up, combination or exchange which will result in the issuance of a warrant entitling the Warrantholder to purchase upon exercise a fraction of a share of Common Stock or a fractional Warrant. The Company may require such Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination or exchange of Warrants.

               (b) Neither this Warrant nor the Warrant Shares may be transferred, disposed of or encumbered (any such action, a "Transfer") except in accordance with and subject to the provisions of the Securities Act, any applicable state securities laws and the rules and regulations promulgated thereunder. If at the time of a Transfer, a registration statement is not in effect to register this Warrant or the issuance of the Warrant Shares, this Warrant may only be transferred to an "Accredited Investor" (as defined in the Securities Act) and the Company may require the Warrantholder to make such customary representations and deliver such customary opinions of counsel, and may place such customary legends on certificates representing this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit a Transfer without such registration.

               (c) Warrantholder shall not sell or otherwise transfer any Warrants to a competitor of the Company engaged or, to the knowledge of Warrantholder, planning to engage in the business of providing wireless voice or data communications services to mobile customers or of providing equipment in connection therewith; provided, however, that nothing in this Section 5 (c) shall restrict the ability of any Warrantholder from selling or transferring any Warrants to a Hughes Subsidiary (as defined in the Credit Agreement) or to any pension or retirement plan which is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.


        SECTION 6. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES ISSUABLE. The Exercise Price and the number of Warrant Shares issuable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 6. For purposes of this
Section 6, "Common Stock" means the Common Stock and any other capital stock of the Company, however designated, for which the Warrants may be exercisable.

               (a) Adjustment for Change in Capital Stock.

               If the Company:

                      (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                      (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

                      (iii) combines its outstanding shares of Common Stock into a smaller number of shares;

                      (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                      (v) issues by reclassification of its Common Stock any shares of its capital stock,

then the Exercise Price and the number and kind of shares of capital stock of the Company issuable upon the exercise of this Warrant (as in effect immediately prior to such action) shall be proportionately adjusted so that the Warrantholder may receive, upon exercise of this Warrant, the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if this Warrant had been exercised immediately prior to such action.

               The adjustment shall become effective immediately after the record date, subject to subsection (n) of this Section 6, in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

               If after an adjustment, a Warrantholder shall be entitled to receive shares of two or more classes or series of capital stock of the Company upon exercise of this Warrant, the Company shall determine the allocation of the adjusted Exercise Price between the classes or series of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class or series of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 6.

               Such adjustment shall be made successively whenever any event listed above shall occur.

               (b) Adjustment for Rights Issue. If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock at a price per share less than the current market price (as defined below) per share (including, in the case of securities convertible into or exercisable or exchangeable for shares of Common Stock, the consideration payable for such convertible, exercisable or exchangeable security and the minimum consideration per share payable upon the conversion, exercise or exchange of such security into or for Common Stock) on that record date, the Exercise Price shall be adjusted in accordance with the following formula:

                                    O + N x P
                                        -----
                            E' = E x      M
                                    ---------
                                       O+ N

               where:

               E' = the adjusted Exercise Price.

               E = the current Exercise Price.

               O = the number of shares of Common Stock outstanding on the record date.

               N = the number of additional shares of Common Stock offered.

               P = the offering price per share of the additional shares.

               M = the current market price per share of Common Stock on the record date.

               The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

               (c) Adjustment for Other Distributions. If the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase debt securities, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the following formula:

               E' = E x M - F
                        -----
                         M

               where:

               E' =  the adjusted Exercise Price.

               E  =  the current Exercise Price.

               M  =  the current market price per share of Common Stock on the record date mentioned in the immediately succeeding paragraph.

               F  =  the fair market value on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock. The Board of Directors of the Company shall determine the fair market value.

               The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

                This subsection (c) does not apply to:

                      (i) rights, options or warrants referred to in subsection
(b) of this Section 6, or

                      (ii) cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company prepared in accordance with generally accepted accounting principles other than any Extraordinary Cash Dividend (as defined below). An "Extraordinary Cash Dividend" shall be that portion, if any, of the aggregate amount of all cash dividends paid in any fiscal year which exceeds $25 million. In all cases, the Company shall give the Warrantholders at least 30 days notice of a record date for any dividend payment on its Common Stock.

               (d) Adjustment for Common Stock Issue. If the Company issues shares of Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the following formula:

                            P
                           --
               E' = E x 0 + M
                        -----
                          A


               where:
               E' =  the adjusted Exercise Price.

               E  =  the then current Exercise Price.

               O  =  the number of shares outstanding immediately prior to the issuance of such additional shares.

               P  =  the aggregate consideration received for the issuance of such additional shares.

               M  =  the current market price per share on the date the Company fixes the offering price of such additional shares.

               A  =  the number of shares outstanding immediately after the issuance of such additional shares.

               The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                This subsection (d) does not apply to:

                      (i) any of the transactions described in subsections (a),
(b) and (c) of this Section 6,

                      (ii) the conversion, exercise or exchange of securities convertible or exchangeable for Common Stock,

                      (iii) Common Stock issuable upon the exercise of rights or warrants issued to the holders of Common Stock,

                      (iv) Common Stock issued to shareholders of any Person which merges into the Company in proportion to their stock holdings of such Person immediately prior to such merger, upon such merger,

                      (v) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting, or

                      (vi) Common Stock issued in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the current market price attributable to restrictions on transferability of the Common Stock, as determined in good faith by the Board of Directors and described in a Board resolution, shall exceed 20%).

               (e) Adjustment for Convertible Securities Issue. If the Company issues any securities convertible into or exercisable or exchangeable for Common Stock (other than securities issued in transactions described in subsections
(a), (b) and (c) of this Section 6) for a consideration per share (including the minimum consideration per share payable upon conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for Common Stock) of Common Stock initially deliverable upon conversion, exercise or exchange of such securities less than the current market price per share on the date the Company fixes the offering price of such securities, the Exercise Price shall be adjusted in accordance with this formula:

                            P
                           --
               E' = E x 0 + M
                        -----
                        0 + D

               where:

               E' =  the adjusted Exercise Price.

               E  =  the then current Exercise Price.

               O  =  the number of shares outstanding immediately prior to the issuance of such securities.

               P  =  the aggregate consideration received for the issuance of such securities.

               M  =  the current market price per share on the date the Company fixes the offering price of such securities.

               D  =  the maximum number of shares deliverable upon conversion or exercise of or in exchange for such securities at the initial conversion, exercise or exchange rate.

               The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

               If all of the Common Stock deliverable upon conversion, exercise or exchange of such securities has not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exercise or exchange of such securities.

                      This subsection (e) does not apply to:

                      (i) convertible, exercisable or exchangeable securities issued to shareholders of any Person which merges into the Company, or with a subsidiary of the Company, in proportion to their stock holdings of such Person immediately prior to such merger, upon such merger,

                      (ii) convertible, exercisable or exchangeable securities issued in a bona fide public offering pursuant to a firm commitment underwriting or pursuant to agreements in effect on the date of issuance of this Warrant,

                      (iii) convertible, exercisable or exchangeable securities issued in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the current market price attributable to restrictions on transferability of Common Stock issuable upon conversion, as determined in good faith by the Board of Directors and described in a Board resolution which shall be filed with the Trustee, shall exceed 20% of the then current market price) or

                      (iv) stock options issued to the Company's directors, officers or employees.

               (f) Adjustment for Tender or Exchange Offer. If the Company or any Subsidiary of the Company consummates a tender or exchange offer for all or any portion of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, to the extent that the cash and value of any other consideration included in such payment per share of Common Stock (determined on an as-converted basis in the case of any such convertible, exercisable or exchangeable securities so tendered or exchanged) exceeds the average of the Quoted Prices (as defined in subsection (g) of this Section 6) of the Common Stock for the five consecutive trading days (the "Adjustment Period") commencing on the first trading day (such trading day, the "First Trading Day") immediately following the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the "Expiration Time"), the Exercise Price shall be adjusted in accordance with this formula:

               E'  =  E x 0 x M
                          -----------
                          P + (A x M)

               E'  =  the adjusted Exercise Price.

               E   =  the current Exercise Price.

               O   =  the number of shares of Common Stock outstanding
                      immediately prior to the Expiration Time, including, in the case of any tender or exchange offer in respect of securities convertible into or exercisable or exchangeable for Common Stock, any shares of Common Stock issuable upon the conversion, exercise or exchange of such securities.

               M   =  the average of the Quoted Prices (as defined in subsection
                      (g) of this Section 6) of the Common Stock for the Adjustment Period.

               P   =  the aggregate cash consideration and the fair market value of any non-cash consideration payable to stockholders based on the number of shares of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) tendered or exchanged (and not withdrawn) in connection with the tender or exchange offer and accepted by the Company. The Board of Directors shall determine the fair market value of any non-cash consideration.

               A   =  the number of shares of Common Stock outstanding at the time of acceptance by the Company of any shares of Common
                      Stock (or securities convertible into or exercisable or exchangeable for Common Stock) so tendered or exchanged and accepted by the Company, including, in the case of any tender or exchange offer in respect of securities convertible into or exercisable or exchangeable for Common
                      Stock, any shares of Common Stock issuable upon the conversion, exercise or exchange of such securities.

               The adjustment shall be made successively whenever any such tender or exchange offer is made. To the extent a Warrantholder exercises such holder's Warrant(s) prior to the conclusion of the Adjustment Period, any adjustment in the number of Warrant Shares issuable upon exercise of such Warrant(s) shall be for the benefit of the holder of record of such Warrant(s) at the close of trading on the First Trading Day.

               This subsection (f) does not apply to redemptions of securities pursuant to redemption provisions contained in the certificate of designation pertaining to such securities in effect at the time such securities were issued, whether such redemptions are optional or mandatory.

               (g) Current Market Price. In subsections (b), (c), (d) and (e) of this Section 6, the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock on any national securities exchange on which the Common Stock is listed which shall be for consolidated trading if applicable to such exchange, or if not so listed, the last reported bid price of the Common Stock (reduced in each case to reflect any dividend for the period during which the Common Stock is traded on an ex-dividend basis). In the absence of one or more such quotations, the Board of Directors of the Company shall determine the current market price on such basis as it in good faith considers appropriate.

               (h) Consideration Received. For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this
Section 6, the following shall apply:

                      (i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                      (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Company's Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive and described in a Board resolution; and

                      (iii) in the case of the issuance of securities convertible into or exercisable or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exercise or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this subsection).

                (i) When De Minimis Adjustment May Be Deferred. No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1 % in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

               All calculations under this Section 6 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

               (j) When No Adjustment Required. No adjustment need be made for a transaction referred to in subsections (a), (b), (c), (d), (e) or (f) of this
Section 6 if Warrantholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

               No adjustment need be made for (i) a transaction referred to in subsections (b), (d) or (e) of this Section 6 if the below market portion of such issuances, taken together with the below market portions all other issuances and with the above market portions of all tender or exchange offers described in clause (ii) of this paragraph made on and after the date of this Agreement, is less than 2.0% of the Total Market Capitalization (as defined below) of the Company (determined by reference to the sum of the percentages of Total Market Capitalization of the Company attributable to each such transaction on the date thereof) and (ii) a transaction referred to in subsection (f) of this Section 6 if the above market portion of such tender or exchange offers, taken together with the above market portions of all other tender or exchange offers and with the below market portions of all issuances described in clause
(i) of this paragraph made on or after the date of this Agreement, is less than 2.0% of the Total Market Capitalization of the Company (determined by reference to the sum of the percentages of Total Market Capitalization of the Company attributable to each such transaction on the date thereof). For purposes of this Agreement, the Total Market Capitalization of the Company shall mean as of any day of determination, the sum of (a) the consolidated indebtedness of the Company and its subsidiaries on such day plus (b) the product of (i) the Company's aggregate number of outstanding primary shares of Common Stock on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock other than any shares of preferred stock of the Company, that, as of the day of determination, cannot, pursuant to the terms thereof as in effect on the date of this Warrant, be required to be redeemed by the Company in cash), and (ii) the average Closing Price of such Common Stock over the 20 consecutive trading days immediately preceding such day, plus (c) the liquidation value of any outstanding shares of preferred stock of the Company on such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (b) for the preceding sentence shall be determined by the Company's Board of Directors in good faith.

               No adjustment need be made for a change in the par value, or from par value to no par value, or from no par value to par value, of the Common Stock.

               To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

               (k) Voluntary Reduction. The Company from time to time may, as the Board of Directors deems appropriate, reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period; provided that in no event may the Exercise Price be less than the par value of a share of Common Stock.

               Whenever the Exercise Price is reduced, the Company shall mail to Warrantholders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

               A voluntary reduction of the Exercise Price pursuant to this
Section 6(k), other than a reduction which the Company has irrevocably committed will be in effect for so long as any Warrants are outstanding, does not change or adjust the Exercise Price otherwise in effect for purposes of subsections
(a), (b), (c), (d), (e) and (f) of this Section 6.

               (l) Reorganization of the Company.

                      (i) If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any Person, upon consummation of such transaction this Warrant shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the Person to which such sale or conveyance shall have been made (any such Person, the "Successor Entity"), shall enter into a supplemental agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 6. The Successor Entity shall mail to the Warrant holder a notice describing the supplemental agreement. If the issuer of securities deliverable upon exercise of this Warrant under the supplemental agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental agreement.

                      (ii) If this subsection (1) applies, subsections (a), (b),
(c), (d), (e) and (f) of this Section 6 do not apply.

               (m) Company Determinations. Any determination that the Company or the Board of Directors must make pursuant to subsection (a), (c), (d), (e), (f),
(g), (h) or (j) of this Section 6 may be challenged in good faith by Warrantholders (other than the Company and entities controlled by the Company) that hold HNS Warrants entitling them to purchase more than 50% of the shares of Common Stock issuable upon exercise of HNS Warrants held by all holders other than the Company and entities controlled by the Company (the "Consent Warrantholders") by providing the Company written notice of such challenge within ten (10) business days of the Company providing Warrantholders notice of such determination. Any such challenge shall be resolved by an investment banking firm selected by the Company and reasonably acceptable to the Consent Warrantholders, which resolution shall be conclusive and binding on the Company and the Warrantholders.

               (n) When Issuance or Payments May Be Deferred. In any case in which this Section 6 shall require that an adjustment in the Exercise Price be made effective as of or immediately after a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price prior to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 8.8 hereof; provided that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

               (o) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to Section 1.5(c) or this Section 6 (other than an adjustment pursuant to Section 6(k) hereof), this Warrant shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

               N'  =  N x E
                          --
                          E'

                where:
                N' = the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

                N  =  the number of Warrant Shares previously issuable upon exercise of this Warrant by payment of the Exercise Price prior to adjustment.

                E' =  the adjusted Exercise Price.

                E  =  the Exercise Price prior to adjustment.

               (p) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price or number of Warrant Shares issuable upon exercise hereof pursuant to this Section 6, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Warrantholder a certificate prepared by the Company setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation and the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Warrantholder, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Exercise Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant.

        SECTION 7. REGISTRATION RIGHTS

        7.1 Definitions. For purposes of this Section 7:

               (a) The term "RNS WARRANTS" shall mean this Warrant and the other warrants to purchase Common Stock issued to HNS on the date this Warrant was originally issued.

               (b) The term "HOLDER" means any Person owning or having the right to acquire Registrable Securities.

               (c) The term "PERSON" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof

               (d) The term "REGISTER", "REGISTERED", and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

               (e) The term "REGISTRABLE SECURITIES" shall mean the HNS Warrants and the Warrant Shares; provided, however, that (i) the HNS Warrants shall cease to be Registrable Securities when (A) a Registration Statement with respect to the HNS Warrants shall have been declared effective under the Securities Act and such HNS Warrants shall have been disposed of by a Holder pursuant to such Registration Statement, (B) the HNS Warrants may be distributed to the public pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (C) the HNS Warrants shall have ceased to be outstanding and
(ii) the Warrant Shares shall cease to be Registrable Securities when (w) if the Holders can resell publicly the Warrant Shares issuable upon exercise of the HNS Warrants without further registration under the Securities Act (as reasonably determined by counsel for the applicable Holder), a Registration Statement with respect to the issuance of the Warrant Shares shall have been declared effective under the Securities Act and such Warrant Shares shall have been issued pursuant to such Registration Statement, (x) if the Holders cannot resell publicly the Warrant Shares issuable upon exercise of the HNS Warrants without further registration under the Securities Act (as reasonably determined by counsel for the applicable Holder), a Registration Statement with respect to the resale of the Warrant Shares shall have been declared effective under the Securities Act and such Warrant Shares shall have been disposed of by a Holder pursuant to such Registration Statement, (y) the Warrant Shares may be distributed to the public pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (z) the Warrant Shares shall have ceased to be outstanding.



               (f) The term "REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 7.2 of this Agreement covering the resale of the Warrants and the issuance and resale of all of the Warrant Shares on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, and in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein; provided, that, if more than one Registration Statement is required in order to satisfy the registration requirements set forth in this Agreement, the term "Registration Statement" shall refer to all such Registration Statements prepared pursuant to this Agreement, unless the context otherwise requires.

               (g) The term "SEC" shall mean the Securities and Exchange Commission.

        7.2 Registration Under the Securities Act. The Company shall file and shall use all reasonable efforts to cause a Registration Statement pertaining to the Registrable Securities to be declared effective by the SEC prior to September 30, 1996. The Company agrees to use all reasonable efforts to keep the Registration Statement continuously effective until the earlier of October 27, 2003 and such date that no Registrable Securities are issuable or outstanding (the "Registration Period"). The Company further agrees to supplement or amend the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for the Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder in order to accurately reflect information regarding such Holder or such Holder's plan of distribution as required by the Registration Statement, and to use all reasonable efforts to cause any such amendment to become effective and such Registration Statement to become usable as soon as thereafter practicable. The Company agrees to furnish to the Holders copies of any such supplement or amendment promptly after its being made available for use or filed with the SEC.

        7.3 Obligations of the Company. Whenever required under this Section 7 to effect the registration of any Registrable Securities, the Company shall, during the Registration Period and within the time limits set forth in this
Section 7, or if no specific time limit is specified, as expeditiously as reasonably possible:

             (a) use its best efforts to keep such Registration Statement continuously effective. Upon the occurrence of any event that would cause any such Registration Statement or the prospectus contained therein (i) to contain a material misstatement or omission or (ii) not to be effective and usable for the issuance and resale of Registrable Securities during the Registration Period, the Company shall file promptly an appropriate amendment to such Registration Statement or file appropriate documents that will be so incorporated by reference, (A) in the case of clause (i), correcting any such misstatement or omission, and (B) in the case of either clause (i) or (ii), use all reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

               (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the Registration Period; cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act and to comply fully with Rule 424, as applicable, under the Securities Act in a timely manner; and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the Registration Period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the prospectus; the Company shall not be deemed to have used all reasonable efforts to keep a Registration Statement effective during the Registration Period if it voluntarily takes any action that would result in Holders of the Registrable Securities covered thereby not being able to sell Registrable Securities or the Company not being able to issue Warrant Shares, in each case, pursuant to the Registration Statement and during that period unless such action is required or advisable under applicable law or the action is for a valid business purpose in the interest of the Company and its effect on the Registration Statement is not the purpose of the action;


               (c) advise Holders promptly and, if requested by such Holders, confirm such advice in writing, (1) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (2) of any request by the SEC for amendments to the Registration Statement or amendments or supplements to the prospectus or for additional information relating thereto, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (4) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time during the Registration Period the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or blue sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest practicable time;

               (d) make available to each selling Holder named in any Registration Statement or prospectus before filing with the SEC copies of any Registration Statement or any prospectus included therein or any amendments or supplements to any such Registration Statement or prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), portions of which relating to such Holders or their plan of distribution (the "Covered Provisions") will be subject to the review and comment of such Holders for a period of three business days, and the Company will not file any such Registration Statement or prospectus or any amendment or supplement to any such Registration Statement or prospectus and will correct all of the Covered Provisions to which the selling Holders covered by such Registration Statement shall reasonably object within three business days after the receipt thereof. A selling Holder shall be deemed to have reasonably objected to such filing of such Registration Statement, amendment, prospectus or supplement, as applicable, as proposed to be filed, if the Covered Provision contains a material misstatement or omission or fails to comply with the applicable requirements of the Securities Act;

               (e) promptly upon the filing of any document that is to be incorporated by reference into a Registration Statement or prospectus, make available copies of such document to the selling Holders, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders reasonably may request;

               (f) make available at reasonable times for inspection by the selling Holders and any attorney or accountant retained by such selling Holders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided, that, any Person to whom information is provided under this clause (f) agrees in writing to maintain the confidentiality of such information to the extent such information is not in the public domain;

               (g) if requested by any selling Holders, promptly include in any Registration Statement or prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Registrable Securities, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such prospectus supplement or post-effective amendment;

               (h) furnish to each Holder, without charge, at least one copy of the Registration Statement, as first filed with the SEC, and of each amendment thereto;

               (i) deliver to each selling Holder, without charge, as many copies of the prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder reasonably may request; the Company hereby consents to the use of the prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto;

               (j) furnish to each selling Holder, upon the effectiveness of the Registration Statement:

                      (i) a certificate, dated the date of effectiveness of the Registration Statement, signed by (x) the President or any Vice President and
(y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in Section 3.2 (iv)(a) and (b) of the Credit Agreement;

                      (ii) an opinion, dated the date of the effectiveness of the Registration Statement, of counsel for the Company, covering (A) a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the prospectus contained in such Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) such other matters of the type customarily covered in opinions of counsel for an issuer in connection with similar securities offerings, as may reasonably be requested by such parties. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial, statistical and accounting data included in any Registration Statement contemplated by this Section 7 or the related prospectus;

                      (iii) a customary comfort letter, dated as of the date of effectiveness of the Registration Statement, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in such comfort letters; and

                      (iv) such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clauses
(i)-(iii) above.

               The above shall be done in connection with the filing of the Registration Statement and if at any time the representations and warranties of the Company contemplated in (i) above cease to be true and correct, the Company shall so advise the selling Holders promptly and if requested by such Persons, shall confirm such advice in writing;

               (k) prior to any public offering of Registrable Securities, cooperate with the Holders and their respective counsel in connection with the registration and qualification of the Registrable Securities under the securities or blue sky laws of such jurisdictions as the selling Holders may reasonably request and use its best efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or where its principal executive offices are not currently located or to take any action that would subject it to service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

               (l) in connection with any sale of Registrable Securities that will result in such securities no longer being Transfer Restricted Securities (as defined below), cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and to register such Registrable Securities in such denominations and such names as the Holders may request at least two business days prior to such sale of Registrable Securities. For purposes of this Section 7, "Transfer Restricted Securities" shall mean the Warrants and Warrant Shares until such Warrants or Warrant Shares, as applicable, (i) have been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) are distributed to the public pursuant to Rule 144 under the Securities Act, (iii) may be sold or transferred pursuant to Rule 144(k) (or any similar provisions then in force) under the Securities Act or otherwise or (iv) may be sold freely in full in any one three month period before Rule 144(k) is available;

               (m) use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities, subject to the proviso contained in clause (k) above;

               (n) if any fact or event contemplated by clause (c)(4) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (o) provide a CUSIP number for all Registrable Securities not later than the effective date of a Registration Statement covering such Registrable Securities;

               (p) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders with regard to the Registration Statement, as soon as practicable, but in any event within sixteen months of the effectiveness of the Registration Statement, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of such Rule 158); and

               (q) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Registrable Securities. For purposes of this
Section 7.3(q), the HNS Warrants shall not be deemed to be securities which are similar to the Company's Common Stock.

        7.4 Restrictions on Holders. Each Holder agrees by acquisition of a Registrable Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 7.3(c)(4) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 7.3(n) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth herein shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7.3(c)(4) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 7.3(c)(4) hereof or shall have received the Advice.

        7.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 7 with respect to the Registrable Securities of any selling Holder that such Holder shall have furnished to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder's Registrable Securities.

        7.6 Expenses of Registration. All expenses (other than selling discounts and commissions) incurred by the Company in connection with registrations, filings or qualifications pursuant to this Section 7 (including without limitation all registration, filing and qualification fees, printers, and accounting fees and fees and disbursements of counsel for the Company) shall be borne by the Company.

        7.7 Indemnification and Contribution. In connection with a Registration Statement covering the resale of HNS Warrants or Warrant Shares under this
Section 7:


               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
Act) and each Person if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") incurred in connection with the resale of Registrable Securities: (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus (but only if such is not corrected in the final prospectus and copies of such final prospectus have been provided to the Holders)) contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (but only if such is not corrected in the final prospectus and copies of such final prospectus have been provided to the Holders), or (iii) any violation or alleged violation by the Company in connection with the registration of Registrable Securities under the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any such Holder, underwriter or controlling Person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling Person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each Person, if any who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such Registration Statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 7.7(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

               (c) Promptly after receipt by an indemnified party under Section 7.7(a) or (b) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall, jointly with any other indemnifying party similarly noticed, assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party who is a named party in such action shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would, in the reasonable opinion of counsel to the indemnifying party, be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such indemnified party and any other indemnified parties, which firm shall be designated in writing by such indemnified parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.7(a) and 7.7(b), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability (including contribution pursuant to Section 7.7(d) hereof) that it may have to any indemnified party other than under Section 7.7(a) or (b).

               (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7.6(a) is applicable but for any reason is held to be unavailable from the Company with respect to all Holders or any Holder, the Company and the Holder or Holders, as the case may be, shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted) to which the

Company and one or more of the Holders may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand, and the Holder or Holders on the other, in connection with statements or omissions which resulted in such losses, claims, damages or liabilities. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with the sale of Registrable Securities shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Person, if any, who controls a Holder within the meaning of the Securities Act shall have the same rights to contribution as such Holder.

               (e) The obligations of the Company and Holders under this Section
7.6 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Section 7 or otherwise.


        SECTION 8. MISCELLANEOUS.

        8.1 Entire Agreement. This Warrant and the Loan Agreement dated as of December 21, 1996 by and among Finance Corporation, Geotek and Hughes Network Systems, Inc. (as the same may have been or hereinafter may be amended) constitute the entire agreement between the Company and the Warrantholder with respect to this Warrant and the Warrant Shares.

        8.2 Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company, the Warrantholder and holders of Warrant Shares and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any Person other than the Company, the Warrantholder and holders of Warrant Shares, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant or the Warrant Shares.

        8.3 Amendments and Waivers. This Warrant may not be modified or amended except by an instrument in writing signed by the Company and the Warrantholders that hold Warrants entitling them to purchase at least 50% of the Warrant Shares entitled to be purchased by all Warrantholders. Notwithstanding the foregoing, the Company, any Warrantholder or holders of Warrant Shares may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with; provided, however, that such waiver shall only be effective against the Person delivering such waiver. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

        8.4 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

        8.5 Further Assurances. Each of the Company, the Warrantholders and holders of Warrant Shares shall do and perform all such further acts and things (including, without limitation, any required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and execute and deliver all such other certificates, instruments and/or documents (including without limitation, such proxies and/or powers of attorney as may be necessary or appropriate) as any party hereto may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

        8.6 Notices. All demands, requests, notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given on the date delivered if delivered personally or three business days after being sent (or, in the case of a Mandatory Exercise Notice, when the last notice required to be sent to HNS or Hughes Electronics Corporation pursuant to Section 1.5(a) hereof is sent) if sent by United States certified or registered first class mail, postage prepaid, or one business day after dispatch by recognized overnight carrier (provided delivery is confirmed by the courier) to the parties hereto at the following addresses or at such other address as any party hereto shall hereafter specify by notice to the other party hereto:

                (a)    if to the Company, addressed to:

                      Geotek Communications, Inc.
                      20 Craig Road
                      Montvale, New Jersey 07645
                      Attention: President

                (b) if to any Warrantholder or holder of Warrant Shares, addressed to the address of such Person appearing on the books of the Company (subject to Section 1.5(a) hereof).

        8.7 Separability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable any other term or provision of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

        8.8 Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by the current market price (as determined as of the date of exercise) of a share of such stock as of the date of such exercise.

        8.9 Rights of the Holder. The Warrantholder shall not, solely by virtue of this Warrant, be entitled to any rights of a stockholder of the Company, either at law or in equity.

        8. 10 Governing Law. This Wan-ant shall be governed by and construed in accordance with the laws of the State of New York, without regard to such State's internal conflicts of laws principles.

             IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized OFFICER.

                                  GEOTEK COMMUNICATIONS, INC.



                                  By: /s/ MICHAEL McCOY
                                      ------------------------------------------
                                     Name: Michael McCoy
                                     Title: Chief Financial Officer

Dated: September 27, 1996

                                   ASSIGNMENT


(To be executed only upon assignment of Warrant Certificate)

                For value received,___________________________hereby sells, assigns and transfers unto______________________________________________the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint_____________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrant Shares set forth below, with full power of substitution in the premises:


            Name(s) of
            Assignee(s)            Address             No. of Warrant Shares
            -----------            -------             ---------------------



And if said number of Warrant Shares shall not be all the Warrant Shares represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrant Shares represented by said Warrant Certificate.

Dated:_____________________, 19__





                                _______________________________________________

                                Note: The above signature should correspond exactly with the name on the face of this Warrant Certificate.

                                SUBSCRIPTION FORM
                    (To BE EXECUTED UPON EXERCISE OF WARRANT
                           PURSUANT TO SECTION 1.1(a))

               The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder,_________ shares of Common Stock, as provided for therein, and agrees to deliver, within four (4) trading days after the date hereof, payment in full of the Exercise Price in the amount of $ as follows:


              Cash or Wire Transfer                      $__________
              Certified or Official bank check           $__________
              Amount of past due Obligations
              under the Credit Agreement to be
              applied against the Exercise Price         $__________


             Upon receipt of the full Exercise Price, please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share to:

                                       Name:____________________________________
                                       Address:_________________________________
                                               _________________________________
                                               _________________________________
                                               _________________________________


                          Social Security No.: _________________________________

                            (Please Print Name, Address and Social Security No.)

                      Signature:______________________________________

                                NOTE: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment from delivered herewith.

               And if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.